This instrument was prepared by and
after recording shall be returned to
Mary Neese Fertl, Esq.
411 E. Wisconsin Avenue, Suite 2900
Milwaukee, WI  53202





                         QUIT CLAIM DEED


     THIS DEED, is made as of the ____ day of __________________, 1997, between DECADE PROPERTIES, INC., a Wisconsin corporation
("Grantor") and CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
("Grantee"), whose post office address is 250 Patrick Boulevard, Suite 140, Brookfield, WI 53045.

     The grantor, in consideration of the sum of Ten Dollars
($10.00), and other good and valuable consideration paid by the Grantee to the Grantor, the receipt of which is hereby acknowledged, hereby conveys to Grantee, the following described real property in Pinellas County, Florida:

          Lot 12, Block "D", of BAYSIDE SUBDIVISION NO. 6,
          UNIT "A", according to the map or plat thereof as recorded in Plat Book 51, pages 48 and 49, Public
          Records of Pinellas County, Florida.

          Lots 13, 14, and 15, Block "D", of BAYSIDE SUBDIVISION
          NO. 6, UNIT "C", according to the map or plat thereof as recorded in Plat Book 55, pages 19 and 20, Public
          Records of Pinellas County, Florida.

     To have and to hold the same, together with all the hereditaments and appurtenances thereunto belonging or in anywise appertaining, to the Grantee, and Grantee's heirs, successors and assigns.

Property I.D. Number: 17/29/15/05058/004/0130


Witnesses:

                                   DECADE PROPERTIES, INC.

                                   By:___________________________
Print Name__________________        Jeffrey Keierleber, President

____________________________       ADDRESS:
Print Name__________________       250 Patrick Boulevard
                                   Suite 140
                                   Brookfield, WI  53045


STATE OF _____________
COUNTY OF ____________

     The foregoing instrument was acknowledged before me this ______ day of ___________________, 1997 by Jeffrey Keierleber who
is personally known to me or (____) has produced
_____________________ as identification and who did not take an oath.

                              _________________________________
                              Notary Public
(SEAL)                        Print Notary Name________________
                              My Commission Expires:___________